Exhibit 99.1

Hoku Corporation Reports Fourth Quarter and Fiscal Year 2011 Results

HONOLULU, HI, June 9, 2011 – Hoku Corporation (NASDAQ: HOKU), a clean energy products and services company, today announced its financial results for the fourth quarter and fiscal year ended March 31, 2011, and provided a general update on its business.

Financial Results

Revenue for the quarters ended March 31, 2011 and 2010 were $290,000 and $776,000, respectively. Revenue for the fiscal year ended March 31, 2011 was $3.6 million compared to $2.6 million for fiscal 2010.  Revenue in fiscal 2011 and 2010 was derived primarily from photovoltaic, or PV, system installations and related services, the sale of electricity, and the resale of solar inventory. As of March 31, 2011 and 2010, deferred revenue of $72,000 and $6,000, respectively, were attributable to PV system installation and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended March 31, 2011 was $4.1 million, or $0.07 per share, compared to $2.0 million, or $0.04 per share, for the same period in fiscal 2010. GAAP net loss for the fiscal year ended March 31, 2011 was $11.8 million, or $0.22 per share, compared to $5.4 million, or $0.23 per share, for fiscal 2010.

Non-GAAP net loss for the quarter ended March 31, 2011 was $3.9 million, or $0.07 per share, compared to $1.8 million, or $0.03 per share, for the same period in fiscal 2010. Non-GAAP net loss for the quarters ended March 31, 2011 and 2010 excludes non-cash stock-based compensation of $162,000 and $206,000, respectively. Non-GAAP net loss for the fiscal year ended March 31, 2011 was $10.9 million, or $0.20 per share, compared to $4.6 million, or $0.19 per share, for fiscal 2010. Non-GAAP net loss for fiscal 2011 and 2010 exclude non-cash stock based compensation of $918,000 and $830,000, respectively. The accompanying schedules provide a reconciliation of net loss and net loss per share computed on a GAAP basis to net loss and net loss per share computed on a non-GAAP basis.  The Company uses non-GAAP measures of net loss and net loss per share, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects.

Scott Paul, chief executive officer of Hoku Corporation said, "Our priorities in fiscal 2011 were, first to mitigate the schedule and budget uncertainties and risks to completing our Hoku Materials polysilicon production plant; second, to firmly establish our downstream Hoku Solar PV systems business; and, third, to enhance our management team and business processes as we become firmly integrated into the Tianwei Group and scale-up our operations.”

Reflecting on Hoku’s financial performance during the past fiscal year, Mr. Paul said, “Our increase in revenues compared to the prior fiscal year reflects our focus on the commercial, industrial and institutional PV markets.  That said, we viewed fiscal 2011 as a year to reset our priorities, clarify our strategy, and develop a solid plan for future growth.  As our focus on developing large-scale PV projects begins to pay-off, I believe Hoku Solar is positioned well to be a stronger competitor going forward.”

Commenting on the higher loss in fiscal 2011, Mr. Paul said, “Our losses were higher primarily due to: 1) increased staffing levels required ahead of our planned plant commissioning later this year; 2) our ongoing payments to Idaho Power for reserve power capacity in advance of our plant start-up; and 3) our successful polysilicon plant pilot production earlier in the year.”

Regarding the company’s financing and liquidity, Mr. Paul said, “To date, Tianwei has invested more than $129 million of its own capital in Hoku, and they have provided support for another $244 million in debt financing from banks in China. Tianwei continues to support the financing required to bring our 4,000 metric ton polysilicon facility online.”

Business Updates

Hoku Materials Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, “At Hoku Materials, we expect that fiscal 2012 will be the year when we ship commercial product.  Over the past year, we have worked to strengthen our management team and internal business processes to more closely control the schedule and budget for completing our polysilicon production plant, while also preparing for safe operations.  With Tianwei’s full support, we believe we will have the financing needed to complete our project. Our Idaho team is now more than 120 strong, and we are positioned to bring the first 2,500 metric tons of manufacturing capacity online in the coming months. In fact, we began commissioning key systems in May 2011, and are on track to commence commercial shipments this calendar year.”

Mr. Paul continued, “After commissioning our first phase of installed equipment, we continue to expect to pursue three objectives in parallel. First, we will manufacture and ship polysilicon using 2,500 metric tons of operational production capacity. Second, we will continue construction activities at our on-site chemical plant with the goal of manufacturing our own trichlorosilane on-site by the end of fiscal 2012. Finally, we will continue with our second phase of construction, installing deposition reactors and support equipment until we reach our full, planned 4,000 metric tons of production capacity.  We are also evaluating improved process technology and equipment to further increase that capacity for proportionally less capital cost, thereby reducing the total capital cost per ton of production capacity and improving the overall economics of the business.”

Hoku Solar Update

Commenting on Hoku Solar, Inc., Mr. Paul said, "Hoku Solar has continued its strategic focus on developing and delivering PV systems to industrial, institutional and utility-scale customers. During the last fiscal year, Hoku Solar launched an innovative design and development service offering, providing its clients – mainly developers and real estate portfolio holders – with tailored, technical and project advisory services specifically designed to mitigate development risk for large-scale PV projects. We have also begun looking for opportunities to develop PV projects outside of Hawaii.”

“This strategic effort is beginning to pay off,” said Mr. Paul. “We recently signed an engineering, procurement and construction contract with Forest City Sustainable Resources for the delivery, by Hoku Solar, of a 2.25 megawatt PV facility, located on Oahu. Hoku Solar was selected for this project via competitive bid, and we will provide design-build EPC services.  This will be our largest single project to date, and signals our emergence as a key player in the development of large-scale PV projects in the United States.”

“I am also pleased to announce the appointment of Jerrod Schreck as president of Hoku Corporation’s subsidiary, Hoku Solar,” Mr. Paul said. “This appointment recognizes Jerrod’s ongoing leadership in our downstream PV business, and formalizes the role he has been performing over the last year.  Jerrod will maintain his position as Hoku Corporation’s Chief Strategy Officer, working with me in all areas of strategic development for Hoku Corporation, while also managing the day-to-day operations of Hoku Solar.”

Summary

Mr. Paul summarized the Company's prospects saying, "In fiscal 2012 we will finally begin shipping polysilicon from our Idaho facility, and we expect continued positive growth in our downstream PV business."

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, June 9, 2011 at 5:00 p.m., Eastern Time, to discuss results for the Company's fourth quarter and fiscal year ended March 31, 2011 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (877) 312-8619. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its first quarter fiscal year 2012.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a diversified clean energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

© Copyright 2011, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth, financing of the completion and operations of its polysilicon production plant, financing support from Tianwei, increasing capacity at our polysilicon production facility, the timing and completion of polysilicon production plant milestones, the timing of the commencement and ramping up of commercial production of polysilicon, the timing of delivery of the Forest City Sustainable Resources PV project, if at all, the Company’s ability to develop PV systems and compete in solar markets beyond Hawaii, and the Company’s ability to reduce the total capital cost per ton of production capacity.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the Company’s ability to meet its polysilicon delivery commitments under its supply agreements and/or amend its current contracts; the Company’s ability to complete commissioning of the first 2,500 metric tons of capacity and begin commercial delivery in calendar year 2011; the Company’s ability to maintain good working relationships with customers that have provided it with prepayments; the Company’s ability to complete its TCS plant in fiscal 2012; the Company’s ability to ramp its production capacity for manufacturing in fiscal 2012 and up to 4,000 metric tons of capacity in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and selling, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Service and license revenue	$263	$776	$3,620	$2,606
Product revenue	27	-	27	-
Total revenue	290	776	3,647	2,606

Cost of service and license revenue (1)	145	623	2,510	2,112
Cost of product revenue	-	-	-	-
Total cost of revenue	145	623	2,510	2,112

Gross margin	145	153	1,137	494

Operating expenses:
Selling, general and administrative (1)	4,243	2,478	13,043	6,573

Total operating expenses	4,243	2,478	13,043	6,573

Loss from operations	(4,098)	(2,325)	(11,906)	(6,079)

Interest and other income	-	252	166	521

Net loss from continuing operations	(4,098)	(2,073)	(11,740)	(5,558)

Discontinued operations:
Income (loss) from discontinued operations	-	(9)	-	40
Net loss	(4,098)	(2,082)	(11,740)	(5,518)

Net loss (income) attributable to noncontrolling interest	-	51	(97)	86

Net loss attributable to Hoku Corporation	$(4,098)	$(2,031)	$(11,837)	$(5,432)

Basic net loss per share attributable to Hoku Corporation	$(0.07)	$(0.04)	$(0.22)	$(0.23)

Diluted net loss per share attributable to Hoku Corporation	$(0.07)	$(0.04)	$(0.22)	$(0.23)

Shares used in computing basic net loss per share	54,752,811	54,544,918	54,659,713	23,548,244

Shares used in computing diluted net loss per share	54,752,811	54,544,918	54,659,713	23,548,244

__________
(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$-	$5	$-	$8
Selling, general and administrative	162	201	918	830

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,
	2011	2010
Assets
Cash and cash equivalents	$18,355	$6,962
Accounts receivable	548	249
Inventory	758	894
Costs of uncompleted contracts	128	93
Prepaid expenses	531	856

Total current assets	20,320	9,054

Deferred cost of financing	792	1,175
Property, plant and equipment, net	481,481	287,975
Total assets	$502,593	$298,204

Liabilities and Equity
Accounts payable and accrued liabilities	$27,149	$22,660
Deferred revenue	72	6
Deposits – Hoku Materials	25,278	11,134
Other current liabilities	467	204

Total current liabilities	52,966	34,004

Notes payable- net	237,888	37,709
Long-term deposits – Hoku Materials	114,922	115,866

Total liabilities	405,776	187,579

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares
issued and outstanding as of March 31, 2011 and 2010.	-	-
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 54,970,255 and 54,853,677 shares as of March 31, 2011
and 2010, respectively.	55	54
Warrant for 10,000,000 shares of common stock	12,884	12,884
Additional paid-in capital	115,500	114,748
Accumulated deficit	(32,438)	(20,601)

Total Hoku Corporation stockholders’ equity	96,001	107,085
Noncontrolling interest	816	3,540
Total equity	96,817	110,625
Total liabilities and equity	$502,593	$298,204

HOKU CORPORATION AND SUBSIDIARIES
Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
GAAP net loss	$(4,098)	$(2,031)	$(11,837)	$(5,432)
Stock-based compensation expense	162	206	918	830

Non-GAAP net loss	$(3,936)	$(1,825)	$(10,919)	$(4,602)

GAAP basic net loss per share	$(0.07)	$(0.04)	$(0.22)	$(0.23)
Basic stock-based compensation expense per share	0.00	0.01	0.02	0.04

Non-GAAP basic net loss per share	$(0.07)	$(0.03)	$(0.20)	$(0.19)

GAAP diluted net loss per share	$(0.07)	$(0.04)	$(0.22)	$(0.23)
Diluted stock-based compensation expense per share	0.00	0.01	0.02	0.04

Non-GAAP diluted net loss per share	$(0.07)	$(0.03)	$(0.20)	$(0.19)